UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 18, 2017

ARES MANAGEMENT, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36429	80-0962035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Avenue of the Stars, 12th Floor, Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 201-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Change to Record Date for First Quarter Common Distribution

On May 8, 2017, Ares Management, L.P. (the “Company”) issued a press release and Current Report on Form 8-K announcing the declaration of a cash dividend of $0.13 per common unit for the first quarter of 2017 payable on June 5, 2017 to common unitholders of record as of May 22, 2017. On May 18, 2017, the Company announced that the record date for the Company’s first quarter common distribution has been moved from May 22, 2017 to May 30, 2017. The change in date ensures that the record date for the distribution is consistent with stock exchange requirements. The previously announced distribution of $0.13 per common unit and payment date of June 5, 2017 remain unchanged. A copy of the press release issued on May 18, 2017 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit Number	Description

99.1	Press Release of Ares Management, L.P., dated May 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT, L.P.
By: Ares Management GP LLC, its general partner
Date: May 18, 2017

	By:	/s/ Michael R. McFerran
	Name:	Michael R. McFerran
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Ares Management, L.P., dated May 18, 2017